DISTRIBUTION AGREEMENT

     AGREEMENT made this 1st day of October, 1996, between THE HIRTLE CALLAGHAN TRUST (the "Trust"), a Delaware business trust, and BISYS FUND SERVICES LIMITED PARTNERSHIP d/b/a BISYS FUND SERVICES ("Distributor").

     WHEREAS, the Trust is an open-end management investment company, organized as a Delaware business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   SERVICES AS DISTRIBUTOR; CONVERSION TO THE SERVICES.

          1.1 Distributor (i) will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and (ii) will perform such additional services as are provided in this Section 1 (collectively, the "Services"). In connection therewith, the Trust agrees to convert to the Distributor's data processing systems and software (the "BISYS System"). The Trust shall cooperate with the Distributor to provide the Distributor with all necessary information and assistance required to successfully convert to the BISYS System. The Distributor shall provide the Trust with a schedule relating to such conversion and the parties agree that the conversion may progress in stages. The date upon which all Services shall have been converted to the BISYS System shall be referred to herein as the "Conversion Date." The parties hereby agree that the Conversion Date shall be no later than January 1, 1997. The Distributor hereby accepts such engagement and agrees to perform the Services commencing, with respect to each individual Service, on the date that the conversion of such Service to the BISYS System has been completed. The Distributor shall determine in accordance with its normal acceptance procedures when the applicable Service has been successfully converted. As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto.

          1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Investment Companies") including Investment Companies having investment
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objectives similar to those of the Trust.  The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Investment Companies. The Trust agrees that Distributor's duties to such Investment Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

                Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

          1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

          1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

          1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

          1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

          1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

          1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

          1.10 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all
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statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations shall not be deemed to cover any statements or representations contained in registration statements or prospectuses made based upon reasonable reliance upon information provided to the Trust by Distributor or its affiliates. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

          1.11 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its several partners and officers, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and officers, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its partners or officers, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor or its affiliates and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph
1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. Except for actions, suits or claims brought
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or threatened against Distributor by (i) the Trust, or (ii) one or more
Shareholders of the Trust, the rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold Distributor harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Distributor will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder.

          The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to Distributor, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, Distributor shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, it will reimburse Distributor for the reasonable fees and expenses of any counsel retained by Distributor.

          Distributor may apply to the Trust at any time for instructions and may, at Distributor's expense, consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with Distributor's duties, and Distributor shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

          Also, Distributor shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Distributor will not be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of written notice thereof from the Trust.

          1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case
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Distributor may be asked to indemnify or hold the Trust harmless, Distributor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Trust will use all reasonable care to identify and notify Distributor promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against Distributor, but failure to do so in good faith shall not affect the rights hereunder.

          Distributor shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If Distributor elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by Distributor and satisfactory to the Trust, whose approval shall not be unreasonably withheld. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Trust shall bear the fees and expenses of any additional counsel retained by it. If Distributor does not elect to assume the defense of a suit, it will reimburse the Trust for the reasonable fees and expenses of any counsel retained by the Trust.

          The Trust may apply to Distributor at any time for instructions and may consult counsel for Distributor or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Trust's duties, and the Trust shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instructions or with the opinion of such counsel, accountants or other experts.

          Also, the Trust shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Trust will not be held to have notice of any change of authority or any officers, employees or agents of Distributor until receipt of written notice thereof from Distributor.

          1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by
Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

          1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

                     (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                     (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

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                     (c)  of the happening of any event that makes untrue any
                     statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration
                     statement or prospectus in order to make the statements therein not misleading; and

                     (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

                For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

          1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder. In case of any request or demand for the inspection of such records by another party, Distributor shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that, upon notice to the Trust, Distributor may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify Distributor against such liability.

     2.   PUBLIC OFFERING PRICE.

          The public offering price of the Trust's Shares shall be the net asset value of such Shares. The net asset value of Shares shall be determined in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the then-current prospectus of the Trust.

     3.   TERM, DURATION AND TERMINATION.

          The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the date this Agreement is executed by both parties and ending on the date that is one year after the Conversion Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     4. GOVERNING LAW AND MATTERS RELATING TO THE TRUST. This Agreement shall be governed by, and its provisions shall be construed in accordance with, the laws of the State of Delaware. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The
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execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

     5. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by Federal Express or similar delivery service, by facsimile or by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to Distributor, to it at 3435 Stelzer Road, Columbus, Ohio 43219; if to the Trust, to it at 575 East Swedesford Road, Wayne, Pennsylvania 19087-1613, Attn: Donald E. Callahan, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


THE HIRTLE CALLAGHAN TRUST              BISYS FUND SERVICES
                                        LIMITED PARTNERSHIP

                                        BY:  BISYS FUND SERVICES, INC.
                                               GENERAL PARTNER


By:/s/                                  By: /s/
Title:____________________              Title:____________________